UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2010

DISCOVER FINANCIAL SERVICES

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33378

Delaware	36-2517428
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois 60015

(Address of principal executive offices, including zip code)

(224) 405-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Discover Financial Services (“Company”) held its annual shareholders’ meeting on April 8, 2010. At the annual meeting, our shareholders (i) elected each of the persons listed below to serve as a director of the Company for a term that will continue until the next annual meeting of shareholders or until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal, (ii) approved the advisory vote on named executive officer compensation, and (iii) ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2010.

Our independent inspector of elections reported the vote of the shareholders as follows:

Proposal 1: Election of Directors.

Nominees	Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
Jeffrey S. Aronin	367,347,082	40,323,348	595,423	47,330,896
Mary K. Bush	400,330,749	7,217,615	717,489	47,330,896
Gregory C. Case	367,678,959	39,998,877	588,017	47,330,896
Robert M. Devlin	379,854,814	27,838,290	572,749	47,330,896
Cynthia A. Glassman	406,035,399	1,654,643	575,811	47,330,896
Richard H. Lenny	406,072,782	1,596,749	596,322	47,330,896
Thomas G. Maheras	405,877,482	1,810,636	577,735	47,330,896
Michael H. Moskow	402,268,025	5,436,845	560,983	47,330,896
David W. Nelms	399,191,204	8,569,854	504,795	47,330,896
E. Follin Smith	393,529,725	14,151,497	584,631	47,330,896
Lawrence A. Weinbach	405,963,640	1,707,684	594,529	47,330,896

Proposal 2: Advisory Vote To Approve Named Executive Officer Compensation.

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes

403,227,312	42,634,038	9,735,399	0

Proposal 3: To ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm.

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes

453,631,635	1,353,249	611,865	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

Dated: April 12, 2010	By:	/s/ Simon B. Halfin
Name: Simon B. Halfin
Title: Vice President, Assistant General Counsel and Assistant Secretary